EXHIBIT 16


                       [LETTERHEAD OF HAWKINS ACCOUNTING]



January  12,  2001


United States Securities and Exchange Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 4 of Form 8-K dated January 8, 2001, of Home.Web, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

We have been the independent accountants for Home.Web, Inc. since December 1998.

Very  truly  yours,


/s/  Hawkins  Accounting
Hawkins  Accounting


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